[FORM OF SENIOR SECURED CONVERTIBLE NOTE]
NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXCHANGEABLE OR CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY (IF REQUESTED BY THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 19(a) AND 19(e) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON EXCHANGE OR CONVERSION HEREOF MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 19(e) OF THIS NOTE.
SENTI HOLDINGS, INC.
SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: [ ][1]	Original Principal Amount: U.S. $[ ]

FOR VALUE RECEIVED, Senti Holdings, Inc., a Delaware corporation (the "Company"), hereby promises to pay to [BUYER] or registered assigns (the "Holder") in cash and/or in shares of Issuer Common Stock and/or in Company Common Stock the amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, exchange, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay default interest ("Interest") on any outstanding Principal at the applicable Default Rate at any time from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, whether upon a Default Interest Date (as defined below), the Maturity Date (as defined below), acceleration, exchange, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this "Note") is one of an issue of Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement on one or more Closing
1 Insert applicable Closing Date.

Date(s) (collectively, the "Notes" and such other Senior Secured Convertible Notes issued on a Closing Date (which, for the avoidance of doubt, may be a different Closing Date than the Closing Date that occurred on the Issuance Date), the "Other Notes"). Certain capitalized terms used herein are defined in Section 33.
(1)PAYMENTS OF PRINCIPAL; PREPAYMENT. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing 200% of all outstanding Principal, and accrued and unpaid Interest and accrued, if any. The "Maturity Date" shall be [  ]2, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 5(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 6(c)) is delivered prior to the Maturity Date. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest.
(2)INTEREST. No Interest shall accrue hereunder unless and until an Event of Default has occurred. From and after the occurrence and during the continuance of any Event of Default, Interest shall accrue hereunder at a rate of twelve percent (12.0%) per annum (the “Default Rate”) and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the first Business Day of the calendar month immediately succeeding the month during which an Event of Default has occurred or is continuing, as applicable (a "Default Interest Date"). Accrued and unpaid Interest, if any, shall also be payable as part of the Conversion Amount upon any redemption or conversion hereunder occurring prior to a Default Interest Date. In the event that such Event of Default is subsequently cured or waived in writing by the Holder (and no other Event of Default then exists, including, without limitation, for the Company’s failure to pay such Interest at the Default Rate on the applicable Default Interest Date), Interest shall cease to accrue hereunder as of the calendar day immediately following the date of such cure or waiver; provided that Interest as calculated and unpaid during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure or waiver of such Event of Default.
(3)EXCHANGE OF NOTES. At any time or times after the Issuance Date, this Note shall be exchangeable into validly issued, fully paid and nonassessable shares of Issuer Common Stock, on the terms and conditions set forth in this Section 3.
(a)Exchange Right. Subject to the provisions of Section 3(e), at any time or times on or after the Issuance Date and ending on the date immediately preceding the Maturity Date, the Holder shall be entitled to exchange all or any portion of the outstanding and unpaid Outstanding Amount, as selected by the Holder, into validly issued, fully paid and nonassessable shares of Issuer Common Stock in accordance with Section 3(c), at the Exchange / Conversion Price. The Issuer shall not issue any fraction of a share of Issuer Common Stock upon any exchange. If the issuance would result in the issuance of a fraction of a share of Issuer Common Stock, the Issuer shall round such fraction of a share of Issuer Common Stock up to the nearest whole share. The Issuer shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Issuer's transfer agent
2 Insert date that is the first Business Day immediately following the date that is six (6) months immediately following the Initial Closing Date.

(the "Transfer Agent")) that may be payable with respect to the issuance and delivery of Issuer Common Stock upon exchange of any Outstanding Amount.
(b)Exchange Rate. The number of shares of Issuer Common Stock issuable upon exchange of any Outstanding Amount pursuant to Section 3(a) shall be determined by dividing (x) such Outstanding Amount by (y) the Exchange / Conversion Price.
(c)Mechanics of Exchange.
(i)Optional Exchange. To exchange any Outstanding Amount into shares of Issuer Common Stock on any date (an "Exchange Date"), the Holder shall (A) transmit by electronic mail (or otherwise deliver), for delivery on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of exchange in the form attached hereto as Exhibit I (an "Exchange Notice") to the Issuer and (B) if required by Section 19(e), but without delaying the Issuer's requirement to deliver shares of Issuer Common Stock on the applicable Issuer Share Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Issuer as soon as practicable on or following the applicable Exchange Date on which the Holder submitted an Exchange Notice to the Issuer electing to exchange the full Outstanding Amount represented by this Note (or an indemnification undertaking with respect to the Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 19(b)). No ink-original Exchange Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exchange Notice be required. On or before the first (1st) Trading Day following the date of delivery of an Exchange Notice, the Issuer shall transmit by electronic mail a confirmation of receipt of such Exchange Notice to the Holder and Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Exchange Notice in accordance with the terms therein. On or before the earlier of (i) the first (1st) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case, following the date on which the Holder has delivered an Exchange Notice to the Issuer (a "Issuer Share Delivery Date"), the Issuer shall (x) provided that the Transfer Agent is participating in the Depository Trust Issuer ("DTC") Fast Automated Securities Transfer Program and either (A) the Exchange Shares are subject to an effective resale registration statement in favor of the Holder or (B) if exchanged at a time when Rule 144 would be available for resale of the Exchange Shares by the Holder, credit such aggregate number of Exchange Shares to which the Holder is entitled pursuant to such exchange to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (y) if (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or (B) the Exchange Shares are not subject to an effective resale registration statement in favor of the Holder and, if exchanged at a time when Rule 144 would not be available for resale of the Exchange Shares by the Holder, to issue and deliver to the address as specified in the Exchange Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Issuer Common Stock to which the Holder shall be entitled pursuant to such exchange. If this Note is physically surrendered for exchange as required by Section 19(e) and the outstanding Principal of this Note is greater than the Principal portion of the Outstanding Amount being exchanged, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after delivery of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not exchanged. The Person or Persons entitled to receive the shares of Issuer Common Stock issuable upon an exchange of this Note shall be treated for all purposes as the record holder or holders of such shares of Issuer Common Stock on the applicable Exchange Date, irrespective of the date such Exchange Shares are credited to the Holder's account with

DTC or the date of delivery of the certificates evidencing such Exchange Shares, as the case may be. The Issuer's obligations to issue and deliver shares of Issuer Common Stock in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. Notwithstanding anything to the contrary contained in this Note or the Registration Rights Agreement, after the effective date of the Registration Statement and prior to the Holder's receipt of the notice of an Allowed Delay (as defined in the Registration Rights Agreement), the Issuer shall cause the Transfer Agent to deliver unlegended shares of Issuer Common Stock to the Holder (or its designee) in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which the Holder has not yet settled. While any Notes are outstanding, the Company shall use a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.
(ii)Issuer's Failure to Timely Exchange. If the Issuer shall fail on or prior to the applicable Issuer Share Delivery Date either (A) to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if exchanged at a time when the Exchange Shares are not subject to an effective resale registration statement in favor of the Holder and when Rule 144 would not be available for resale of the Exchange Shares by the Holder, or credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and the Exchange Shares are subject to an effective resale registration statement in favor of the Holder or are exchanged at a time when Rule 144 would be available for resale of the Exchange Shares by the Holder, for the number of shares of Issuer Common Stock to which the Holder is entitled upon the Holder's exchange of any Outstanding Amount or (B) if the Registration Statement covering the resale of the shares of Issuer Common Stock that are the subject of the Exchange Notice (the "Unavailable Exchange Shares") is not available for the resale of such Unavailable Exchange Shares and the Company or the Issuer fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify the Holder and (y) deliver the shares of Issuer Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Issuer Common Stock to which the Holder is entitled pursuant to such exchange to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system (the events described in the immediately foregoing clauses (A) and (B) are hereinafter referred as an "Exchange Failure"), then, in addition to all other remedies available to the Holder or the Collateral Agent (A) an Event of Default shall have occurred under Section 5(a)(iv)(A) and (B) the Holder, upon written notice to the Issuer, may void its Exchange Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been exchanged pursuant to such Exchange Notice; provided that the voiding of an Exchange Notice shall not affect the Issuer's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the applicable Issuer Share Delivery Date either (A) the Issuer shall fail (I) to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or the Exchange Shares are not subject to an effective resale registration statement in favor of the Holder and are exchanged at a time when Rule 144 would not be available for resale of the Exchange Shares by the Holder, or (II) credit the Holder's balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer

Program and either (1) the Exchange Shares are subject to an effective resale registration statement in favor of the Holder or (2) are exchanged at a time when Rule 144 would be available for resale of the Exchange Shares by the Holder, for the number of shares of Issuer Common Stock to which the Holder is entitled upon the Holder's exchange of any Outstanding Amount or on any date of the Issuer's obligation to deliver shares of Issuer Common Stock as contemplated pursuant to clause (y) below, and if on or after such Issuer Share Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Issuer Common Stock corresponding to all or any portion of the number of shares of Issuer Common Stock issuable upon such exchange that the Holder is entitled to receive from the Issuer and has not received from the Issuer in connection with such Exchange Failure (a "Buy-In"), then, the Issuer shall, within two (2) Trading Days after the Holder's request and in the Holder's discretion, either (x) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Issuer Common Stock so purchased (the "Buy-In Price"), at which point the Issuer's obligation to issue and deliver such certificate or credit the Holder's balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder's exchange of the Issuer applicable Outstanding Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Issuer Common Stock or credit the Holder's balance account with DTC for such shares of Issuer Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Issuer Common Stock, times (B) any trading price of the Issuer Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the applicable Exchange Date and ending on the date of such issuance and payment under this clause (y); provided that, if the Issuer so delivers cash under clause (x) or Issuer Common Stock under clause (y), no Event of Default shall have occurred under Section 5(a)(iv) with respect to any such Exchange Failure. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer's failure to timely deliver certificates representing shares of Issuer Common Stock (or to electronically deliver such shares of Issuer Common Stock) upon the exchange of this Note as required pursuant to the terms hereof. Notwithstanding the foregoing, the Issuer shall not incur Indebtedness to pay the Buy-In Price and the Buy-In Price shall not constitute Permitted Indebtedness.
(iii)Pro Rata Exchange; Disputes. In the event that the Issuer receives an Exchange Notice from the Holder and one or more holder of Other Notes for the same Exchange Date and the Issuer can exchange some, but not all, of such portions of the Notes submitted for exchange, the Issuer, subject to Section 3(e), shall exchange from the Holder and each holder of Other Notes electing to have Notes exchanged on such date, a pro rata amount of such holder's portion of the Note and the Other Notes submitted for exchange based on the Principal amount of this Note and the Other Notes submitted for exchange on such date by such holder relative to the aggregate Principal amount of this Note and principal amounts of all Other Notes submitted for exchange on such date. In the event of a dispute as to the number of shares of Issuer Common Stock issuable to the Holder in connection with an exchange of this Note, the Issuer shall issue to the Holder the number of shares of Issuer Common Stock not in dispute and resolve such dispute in accordance with Section 24.
(d)Mandatory Exchange. If on any applicable date of determination occurring following the Stockholder Approval Date, (i) the Required Holders deliver to the Issuer one or more Exchange Notice(s) to exchange at least a majority of the aggregate principal amount of the Notes then outstanding or (ii) the Company consummates the CVR Closing (any such date, the "Mandatory Exchange Trigger Date"), the Issuer shall, then, have the right (but not the obligation) to require the Holder and the holders of the Other Notes to exchange all, but not less than all, of the Outstanding Amount then remaining outstanding under this Note and the Outstanding Amount (as defined in the Other Notes) remaining outstanding under the Other Notes, as designated in the Mandatory Exchange Notice (as defined below) relating to the Mandatory Exchange on the Mandatory Exchange Date into fully paid, validly issued and nonassessable shares of Issuer Common Stock at the Exchange / Conversion Price as of the Mandatory Exchange Date (a "Mandatory Exchange"). The Issuer may exercise its right to require exchange under this Section 3(d) by delivering within not more than two (2) Trading Days following the Mandatory Exchange Trigger Date a written notice thereof by electronic mail to the Holder, the holders of the Other Notes, the Company and the Transfer Agent (a "Mandatory Exchange Notice" and the date the Issuer delivers to the Holder, the holders of Other Notes, the Company and the Transfer Agent such notice is referred to as a "Mandatory Exchange Notice Date"). Each Mandatory Exchange Notice shall be irrevocable. Each Mandatory Exchange Notice shall (i) (a) state on what date the Mandatory Exchange Trigger Date has occurred, (b) state the Trading Day on which the applicable Mandatory Exchange shall occur, which Trading Day shall be the fifth (5th) Trading Day following the applicable Mandatory Exchange Notice Date (a "Mandatory Exchange Date"), (c) state the aggregate Outstanding Amount of this Note and the aggregate Outstanding Amount (as defined in the Other Notes) of the Notes which the Issuer has elected to be subject to such Mandatory Exchange from the Holder and the holders of the Other Notes pursuant to this Section 3(d) and analogous provisions under the Other Notes and (d) state the number of shares of Issuer Common Stock to be issued to the Holder on the Mandatory Exchange Date. On the Mandatory Exchange Date the Issuer shall deliver or shall cause to be delivered to the Holder (1) the number of shares of Issuer Common Stock the Holder is entitled to pursuant to Section 3 (provided, however, that to the extent that the Holder will be entitled to receive upon any Mandatory Exchange a number of shares of Issuer Common Stock which would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to such shares of Issuer Common Stock upon a Mandatory Exchange to such extent (and shall not be entitled to beneficial ownership of such shares of Issuer Common Stock as a result of such Mandatory Exchange (and beneficial ownership) to such extent) and the portion of the shares of Issuer Common Stock issuable to the Holder pursuant to such Mandatory Exchange shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such shares of Issuer Common Stock (and any right to receive shares of Issuer Common Stock under this Section 3(d) to be held similarly in abeyance) to the same extent as if there had been no such limitation). Notwithstanding anything to the contrary in this Section 3(d), until the Mandatory Exchange has occurred, the Outstanding Amount subject to the Mandatory Exchange may be exchanged, in whole or in part, by the Holder pursuant to Section 3 and/or converted, in whole or in part, by the Holder pursuant to Section 4. All Outstanding Amounts exchanged by the Holder after the Mandatory Exchange Notice Date shall reduce the Outstanding Amount of this Note required to be exchanged on the Mandatory Exchange Date. If the Issuer elects to cause a Mandatory Exchange pursuant to this Section 3(d), then it must simultaneously take the same action in the same proportion with respect to the Other Notes.
(e)Exchange Limitations.
(i)Beneficial Ownership. The Holder may notify the Issuer in writing in the event it elects to be subject to the provisions contained in this Section 3(e)(i); however, the Holder shall not be subject to this Section 3(e)(i) unless he, she or it makes such election. If the election is made by the Holder, then, notwithstanding anything to the contrary contained herein, the Issuer shall not issue any shares of Issuer Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to any shares of Issuer Common Stock otherwise issuable pursuant to the terms of this Note and any such issuance shall be null and void and treated as if never made, to the extent that after giving effect to such issuance, the Holder together with the other Attribution Parties collectively would beneficially own in excess of the Maximum Percentage of the number of shares of Issuer Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the aggregate number of shares of Issuer Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Issuer Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Issuer Common Stock issuable upon exchange of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Issuer Common Stock which would be issuable upon (i) exchange of the remaining, nonexchanged portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or exchange of the unexercised, unconverted or nonexchanged portion of any other securities of the Issuer (including, without limitation, any convertible or exchangeable notes or convertible or exchangeable preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion, exchange or exercise analogous to the limitation contained in this Section 3(e)(i). For purposes of this Section 3(e)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Issuer Common Stock the Holder may acquire upon the conversion or exchange of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Issuer Common Stock as reflected in (i) the Issuer's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Issuer or (iii) any other written notice by the Issuer or the Transfer Agent setting forth the number of shares of Issuer Common Stock outstanding (the "Reported Outstanding Share Number"). If the Issuer receives an Exchange Notice from the Holder at a time when the actual number of outstanding shares of Issuer Common Stock is less than the Reported Outstanding Share Number, the Issuer shall notify the Holder in writing of the number of shares of Issuer Common Stock then outstanding and, to the extent that such Exchange Notice would otherwise cause the Holder's beneficial ownership, as determined pursuant to this Section 3(e)(i), to exceed the Maximum Percentage, the Holder shall notify the Issuer of a reduced number of shares of Issuer Common Stock to be purchased pursuant to such Exchange Notice. For any reason at any time, upon the written or oral request of the Holder, the Issuer shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Issuer Common Stock then outstanding. In any case, the number of outstanding shares of Issuer Common Stock shall be determined after giving effect to the exchange, conversion or exercise of securities of the Issuer, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Issuer Common Stock to the Holder upon exchange of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Issuer Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio and any portion of the Outstanding Amount so exchanged shall be reinstated, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Issuer, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of [•]%3 as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Issuer, (ii) such decrease may not be effected between a Mandatory Exchange Notice Date and the Mandatory Exchange Date and (iii) any such increase or decrease will apply only to the
3 To be set to any percentage up to 19.99%.

Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Issuer Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to exchange this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exchangeability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(e)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(e)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.
(ii)Principal Market Regulation. The Issuer shall not be obligated to issue any shares of Issuer Common Stock pursuant to the terms of this Note, and the Holder shall not have the right to receive pursuant to the terms of this Note any shares of Issuer Common Stock, to the extent the issuance of such shares of Issuer Common Stock would exceed the aggregate number of shares of Issuer Common Stock which the Issuer may issue pursuant to the terms of the Notes without breaching the Issuer’s obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Issuer obtains the Stockholder Approval for issuances of Issuer Common Stock in excess of such amount. Until the Stockholder Approval is obtained, no Buyer shall be issued in the aggregate, pursuant to the terms of the Notes, shares of Issuer Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Initial Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Initial Closing Date (with respect to each Buyer, the "Exchange Cap Allocation"). In the event that any Buyer shall sell or otherwise transfer any of such Buyer's Notes, the transferee shall be allocated a pro rata portion of such Buyer's Exchange Cap Allocation with respect to such portion of such Notes transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall exchange all of such holder's Notes into a number of shares of Issuer Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Issuer Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder. In the event that after August 31, 2026, the Issuer is prohibited from issuing any shares of Issuer Common Stock for which an Exchange Notice has been delivered as a result of the operation of this Section 3(e)(ii), the Issuer shall within two (2) Trading Days of the applicable attempted conversion pay cash in exchange for cancellation of the Conversion Amount that is subject to such Conversion Notice, at a price per share of Issuer Common Stock that would have been issuable upon such conversion if this Section 3(e)(ii) were not in effect, equal to the highest Weighted Average Price of the Issuer Common Stock during the period beginning on the date of the applicable Exchange Date and ending on the date the Issuer makes the applicable cash payment.
(f)For the avoidance of doubt, the right to convert this Note into Company Common Stock and the right to exchange this Note for shares of Issuer Common Stock are mutually exclusive. Therefore, if the Holder exercises its right to convert this Note into Company Common Stock (whether in whole or in part), the right to exchange this Note into shares of Issuer Common Stock shall immediately terminate with respect to the Outstanding Amount subject to such conversion.
(4)CONVERSION OF NOTES. At any time or times after the Issuance Date, but not prior to the completion of the Holding Company Reorganization, this Note shall be convertible into validly issued, fully paid and nonassessable Company Common Stock, on the terms and conditions set forth in this Section 4.
(a)Conversion Right. At any time or times on or after the Issuance Date and ending on the date immediately preceding the Maturity Date, the Holder shall be entitled to convert all or any portion of the outstanding and unpaid Outstanding Amount, as selected by the Holder, into validly issued, fully paid and nonassessable Company Common Stock in accordance with Section 4(c), at the Exchange / Conversion Price. The Company shall not issue any fraction of a share of Company Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Company Common Stock, the Company shall round such fraction of a share of Company Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Company’s transfer agent (the "Transfer Agent")), if any, that may be payable with respect to the issuance and delivery of Company Common Stock upon conversion of any Outstanding Amount.
(b)Conversion Rate. The number of Company Common Stock issuable upon conversion of any Outstanding Amount pursuant to Section 4(a) shall be determined by dividing (x) such Outstanding Amount by (y) the Exchange / Conversion Price.
(c)Mechanics of Conversion.
(i)Optional Conversion. To convert any Outstanding Amount into Company Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by electronic mail (or otherwise deliver), for delivery on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit II (a "Conversion Notice") to the Company and (B) if required by Section 19(e), but without delaying the Company’s requirement to deliver Company Common Stock on the applicable Company Share Delivery Date (as defined below), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following the applicable Conversion Date on which the Holder submitted a Conversion Notice to the Company electing to convert the full Outstanding Amount represented by this Note (or an indemnification undertaking with respect to the Note in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 19(b). No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice be required. On or before the first (1st) Trading Day following the date of delivery of a Conversion Notice, the Company shall transmit by electronic mail a confirmation of receipt of such Conversion Notice to the Holder and Transfer Agent, if any, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms therein. On or before the first (1st) Trading Day following the date on which the Holder has delivered a Conversion Notice to the Company (a “Company Share Delivery Date"), the Company shall issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of Company Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion as required by Section 19(e) and the outstanding Principal of this Note is greater than the Principal portion of the Outstanding Amount being converted, then the Company shall as soon as practicable and in no event later than two

(2) Business Days after delivery of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Company’s obligations to issue and deliver Company Common Stock in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.
(ii)Company’s Failure to Timely Convert. If the Company shall fail on or prior to the applicable Company Share Delivery Date to issue and deliver a certificate to the Holder for the number of Company Common Stock to which the Holder is entitled upon the Holder's conversion of any Outstanding Amount (a "Conversion Failure"), then, in addition to all other remedies available to the Holder or the Collateral Agent (A) an Event of Default shall have occurred under Section 5(a)(iv)(B) and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Company Common Stock upon the conversion of this Note as required pursuant to the terms hereof.
(iii)Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from the Holder and one or more holder of Other Notes for the same Conversion Date and the Company can exchange some, but not all, of such portions of the Notes submitted for conversion, the Company shall convert from the Holder and each holder of Other Notes electing to have Notes converted on such date, a pro rata amount of such holder's portion of the Note and the Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and principal amounts of all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of Company Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of Company Common Stock not in dispute and resolve such dispute in accordance with Section 24.
(d)Mandatory Conversion. If on any applicable date of determination occurring following the Issuance Date, (i) the Required Holders deliver to the Company one or more Conversion Notice(s) to convert at least a majority of the aggregate principal amount of the Notes then outstanding or (ii) the Company consummates the CVR Closing and the Notes are not exchanged pursuant to Section (d)(ii) because the Stockholder Approval Date has not yet occurred (such date, the "Mandatory Conversion Trigger Date"), the Company shall, then, have the right (but not the obligation) to require the Holder and the holders of the Other Notes to convert all, but not less than all, of the Outstanding Amount then remaining outstanding under this Note and the Outstanding Amount (as defined in the Other Notes) remaining outstanding under the Other Notes, as designated in the Mandatory Conversion Notice (as defined below) relating to the Mandatory Conversion on the Mandatory Conversion Date into fully paid, validly issued and nonassessable Company Common Stock at the Exchange / Conversion Price as of the Mandatory Conversion Date (a "Mandatory Conversion"). The Company may exercise its right to require convert under this Section 4(d) by delivering within not more than two (2)

Trading Days following the Mandatory Conversion Trigger Date a written notice thereof by electronic mail to the Holder, the holders of the Other Notes, the Company and the Transfer Agent (a "Mandatory Conversion Notice" and the date the Company delivers to the Holder, the holders of Other Notes, the Company and the Transfer Agent such notice is referred to as a "Mandatory Conversion Notice Date"). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall (i) (a) state on what date the Mandatory Conversion Trigger Date has occurred, (b) state the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the fifth (5th) Trading Day following the applicable Mandatory Conversion Notice Date (a "Mandatory Conversion Date"), (c) state the aggregate Outstanding Amount of this Note and the aggregate Outstanding Amount (as defined in the Other Notes) of the Notes which the Company has elected to be subject to such Mandatory Conversion from the Holder and the holders of the Other Notes pursuant to this Section 4(d) and analogous provisions under the Other Notes and (d) state the number of Company Common Stock to be issued to the Holder on the Mandatory Conversion Date. On the Mandatory Conversion Date the Company shall deliver or shall cause to be delivered to the Holder (1) the number of Company Common Stock the Holder is entitled to pursuant to Section 4. Notwithstanding anything to the contrary in this Section 4(d), until the Mandatory Conversion has occurred, the Outstanding Amount subject to the Mandatory Conversion may be converted, in whole or in part, by the Holder pursuant to Section 4 and/or exchanged, in whole or in part, by the Holder pursuant to Section 3. All Outstanding Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Outstanding Amount of this Note required to be converted on the Mandatory Conversion Date. If the Company elects to cause a Mandatory Conversion pursuant to this Section 4(d), then it must simultaneously take the same action in the same proportion with respect to the Other Notes.
(e)For the avoidance of doubt, the right to exchange this Note for shares of Issuer Common Stock and the right to convert this Note into Company Common Stock are mutually exclusive. Therefore, if the Holder exercises its right to exchange this Note for shares of Issuer Common Stock (whether in whole or in part), the right to convert this Note into Company Common Stock shall immediately terminate with respect to the Outstanding Amount subject to such exchange.
(5)RIGHTS UPON EVENT OF DEFAULT.
(a)Event of Default. Each of the following events shall constitute an "Event of Default" and each of the events in clauses (ix), (x) and (vi) shall also constitute a "Bankruptcy Event of Default"; provided that, where any action or failure to act by the Lead Investor or any of its Affiliates pursuant to the First Amendment to Sublease Agreement or Letter Agreement contributed in whole or in part to such event that would otherwise constitute an Event of Default, no Event of Default shall be deemed to have occurred or be continuing under this Section 5(a):
(i)the failure of the applicable Registration Statement to be filed with the SEC on or prior to the date that is thirty (30) days after the applicable Filing Deadline (as defined in the Registration Rights Agreement) or the failure of the applicable Registration Statement to be declared effective by the SEC on or prior to the date that is thirty (30) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement);
(ii)while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or such Registration Statement (or the prospectus contained therein) is unavailable to any holder of Registrable Securities for sale of all of such holder's Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period (excluding days during an Allowed Delay (as defined in the Registration Rights Agreement));
(iii)(A) the suspension of the Issuer Common Stock from trading on an Eligible Market for a period of two (2) consecutive Trading Days or for more than an aggregate of five (5) Trading Days in any 365-day period or (B) the failure of the Issuer Common Stock to be listed on an Eligible Market;
(iv)(A) the Issuer's failure to cure an Exchange Failure by delivery of the required number of shares of Issuer Common Stock within two (2) Trading Days after the applicable Exchange Date, (B) the Company’s failure to cure a Conversion Failure by delivery of the required number of Company Common Stock within two (2) Trading Days after the applicable Conversion Date or (C) the Company's or the Issuer's notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for exchange or conversion of this Note or any Other Notes into shares of Issuer Common Stock or Company Common Stock, as applicable, that is tendered in accordance with the provisions of this Note or the Other Notes, other than, in the case of an exchange, pursuant to Section 3(e) (and analogous provisions under the Other Notes);
(v)at any time following the fifth (5th) consecutive Business Day that the Holder's Authorized Share Allocation is less than the Holder's Pro Rata Amount of the applicable Required Reserve Amount (as defined in Section 10(a));
(vi)the Issuer fails to remove any restrictive legend on any certificate or any shares of Issuer Common Stock issued to the Holder upon exchange of this Note as and when required by the Notes or the Securities Purchase Agreement, and any such failure remains uncured for at least two (2) Trading Days; or
(vii)the Company's failure to pay to the Holder any amount of Principal, Interest, Redemption Price or other amounts when and as due under this Note or any other Transaction Document if such failure continues for a period of at least an aggregate of two (2) Business Days;
(viii)any default under (which default is not cured within ten (10) Business Days), redemption of or acceleration prior to maturity of any Indebtedness of the Company, the Issuer or any of their respective Subsidiaries other than with respect to this Note or any Other Notes;
(ix)bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company, the Issuer or any of their respective Subsidiaries and, if instituted against the Company, the Issuer or any of their respective Subsidiaries by a third party, shall not be dismissed within sixty (60) days of their initiation;
(x)the commencement by the Company, the Issuer or any of their respective Subsidiaries of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the

Company, the Issuer or any of their respective Subsidiaries in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Issuer or any of their respective Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company, the Issuer or any of their respective Subsidiaries in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;
(xi)the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company, the Issuer or any of their respective Subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company, the Issuer or any of their respective Subsidiaries under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, the Issuer or any of their respective Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;
(xii)a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company, the Issuer or any of their respective Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company or the Issuer, as applicable, provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company, the Issuer or any of their respective Subsidiaries, as applicable, will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;
(xiii)other than as specifically set forth in another clause of this Section 5(a), the Company or the Issuer or any of their respective Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of ten (10) Business Days;

(xiv)any breach or failure in any respect to comply with either Sections 15 or 16 of this Note which is not cured within ten (10) Business Days;
(xv)any material damage to, or loss, theft or destruction of a material amount of property of the Company, the Issuer or any of their respective Subsidiaries, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days, the Issuer or any of their respective Subsidiaries, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect;
(xvi)a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company or the Issuer as to whether any Event of Default has occurred;
(xvii)any Material Adverse Effect occurs;
(xviii)other than in connection with the Holding Company Reorganization, any amendment by the Issuer of its Certificate of Incorporation or Bylaws or any amendment by the Company of its Certificate of Formation or Limited Liability Company or any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, by which the Company or the Issuer avoids or seeks to avoid the observance or performance by it of any of the terms of this Note;
(xix)the sale, assignment, transfer, conveyance or other disposition. in one or more related transactions, of all or substantially all of the properties and/or assets of the Company to any Person without the prior written consent of the Lead Investor;
(xx)the Holding Company Reorganization shall not have occurred within thirty (30) days of the Initial Closing; or
(xxi)any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.
(b)Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (an "Event of Default Notice") to the Holder. At any time after the earlier of the Holder's receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an "Event of Default Redemption") all or any portion of this Note by delivering written notice thereof (the "Event of Default Redemption Notice") to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 200% of the Outstanding Amount being redeemed and (y) the product of (A) the Outstanding Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Issuer Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (II) the lowest Exchange / Conversion Price in effect during such period (the "Event of Default Redemption Price"). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(e), until the Event of Default Redemption Price is paid in full, the Outstanding Amount submitted for redemption under this Section 5(b) may be exchanged, in whole or in part, by the Holder for Issuer Common Stock pursuant to Section 3 and/or converted, in whole or in part, by the Holder into Company Common Stock pursuant to Section 4. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.
(c)Mandatory Redemption upon Bankruptcy Event of Default. Notwithstanding anything to the contrary herein, and notwithstanding any exchange or conversion that is then required or in process, upon any Bankruptcy Event of Default, whether occurring prior to or following the Maturity Date, the Company shall immediately pay to the Holder an amount in cash representing 200% of all outstanding Principal, accrued and unpaid Interest, if any, on such Principal and Interest, in addition to any and all other amounts due hereunder (the "Bankruptcy Event of Default Redemption Price"), without the requirement for any notice or demand or other action by the Holder or any other Person; provided that the Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Event of Default, in whole or in part, and any such waiver shall not affect any other rights of the Holder hereunder, including any other rights in respect of such Bankruptcy Event of Default, any right to exchange or convert, and any right to payment of the Event of Default Redemption Price or any other Redemption Price, as applicable. Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 11.
(6)RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.
(a)Company Fundamental Transaction. No later than (i) thirty (30) days prior to the occurrence or consummation of any Company Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Company Fundamental Transaction, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder. The Company shall not enter into or be party to a Company Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Company Fundamental Transaction, including agreements to deliver to the Holder in exchange for the Note a security of the Successor Entity of the Company evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal amount and the Default Rate of the Notes then outstanding held by such holder, having similar exchange rights as the Notes and having similar security and ranking to the Notes, and satisfactory to the Required Holders. Upon the occurrence or consummation of any Company Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Company Fundamental Transaction that, the Company and the Successor Entity or Successor Entities of the Company, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity and/or Successor Entities of the Company to jointly and severally succeed to, and be added to the term "Company" under this Note (so that from and after the consummation or occurrence of such Company Fundamental Transaction, each and every provision of this Note referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities of the Company, jointly and severally with the Company), and the Company and the Successor Entity or Successor Entities of the Company, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities of the Company, jointly and severally, had been named as the Company in this Note. The provisions of this Section 6(a) shall apply similarly and equally to successive Company Fundamental Transactions.
(b)Issuer Fundamental Transaction. No later than (i) thirty (30) days prior to the occurrence or consummation of any Issuer Fundamental Transaction or (ii) if later, the first Trading Day following the date the Issuer first becomes aware of the occurrence or potential occurrence of an Issuer Fundamental Transaction, the Issuer shall deliver written notice thereof via electronic mail and overnight courier to the Holder. The Issuer shall not enter into or be party to an Issuer Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Issuer under this Note and the other Transaction Documents in accordance with the provisions of this Section 6(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Issuer Fundamental Transaction, including agreements to deliver to the Holder in exchange for the Note a security of the Successor Entity of the Issuer evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal amount and the Default Rate of the Notes then outstanding held by such holder, having similar exchange rights as the Notes and having similar security and ranking to the Notes, and satisfactory to the Required Holders. If, at any time while this Note is outstanding, an Issuer Fundamental Transaction occurs or is consummated, then, upon any subsequent exchange of this Note, the Holder shall have the right to receive, for each share of Issuer Common Stock that would have been issuable upon such exchange immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 3(e) on the exchange of this Note), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such Issuer Fundamental Transaction by a holder of the number of shares of Issuer Common Stock for which this Note is exchangeable immediately prior to such Issuer Fundamental Transaction (without regard to any limitation in Section 3(e) on the exchange of this Note) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity of the Issuer would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity of the Issuer as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation). For purposes of any such exchange, the determination of the Exchange / Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Issuer Common Stock in such Issuer Fundamental Transaction, and the Issuer shall apportion the Exchange / Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Issuer Common Stock are given any choice as to the securities, cash or property to be received in an Issuer Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exchange of this Note following such Issuer Fundamental Transaction. Upon the occurrence or consummation of any Issuer Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Issuer Fundamental Transaction that, the Company and the Successor Entity or Successor Entities of the Issuer, jointly and severally, shall succeed to, and the Issuer shall cause any Successor Entity and/or Successor Entities of the Issuer to joint and severally succeed to, and be added to the term "Issuer" under this Note (so that from and after the consummation or occurrence of such Issuer Fundamental Transaction, each and every provision of this Note referring to the "Issuer" shall refer instead to each of the Issuer and the Successor Entity or Successor Entities of the Issuer, jointly and severally with the Issuer), and the Issuer and the Successor Entity or Successor Entities of the Issuer, jointly and severally, may exercise every right and power of the Issuer prior thereto and shall assume all of the obligations of the Issuer prior thereto under this Note with the same effect as if the Issuer and such Successor Entity or Successor Entities of the Issuer, jointly and severally, had been named as the Issuer in this Note. The provisions of this Section 6(b) shall apply similarly and equally to successive Issuer Fundamental Transactions.
(c)Redemption Right. No sooner than twenty-five (25) days nor later than twenty (20) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail and overnight courier to the Holder (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date (as defined in Section 11(a)) if known). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company, the Issuer or any of their respective Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder's receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of this Note by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Outstanding Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 6(c) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 200% of the Outstanding Amount being redeemed and (y) the product of (A) the Outstanding Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Issuer Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Exchange / Conversion Price in effect during such period (the "Change of Control Redemption Price"). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 6(c) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 6, but subject to Section 3(e), until the Change of Control Redemption Price is paid in full, the Outstanding Amount submitted for redemption under this Section 6(c) may be exchanged, in whole or in part, by the Holder for Issuer Common Stock pursuant to Section 3 and/or converted, in whole or in part, by the Holder into Company Common Stock pursuant to Section 4. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 6(c), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 6(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

(7)RIGHTS UPON DISTRIBUTIONS AND UPON ISSUANCE OF PURCHASE RIGHTS.
(a)If on or after the Subscription Date the Issuer shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Issuer Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, Options, Convertible Securities, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the Subscription Date, then, in each such case, then the Holder will be entitled to such Distribution as if the Holder had held the number of shares of Issuer Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the exchangeability of this Note, and regardless of whether such Distribution is at a time this Note is then exchangeable) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Issuer Common Stock are to be determined for the participation in such Distributions payable on the date of such Distribution (provided, however, that to the extent that the Holder's right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Issuer Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution to be held similarly in abeyance) to the same extent as if there had been no such limitation).
(b)If at any time on or after the Subscription Date the Issuer grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Issuer Common Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Issuer Common Stock acquirable upon complete exchange of this Note (without taking into account any limitations or restrictions on the exchangeability of this Note, and regardless of whether such Distribution is at a time this Note is then exchangeable) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Issuer Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Issuer Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(8)ADJUSTMENTS TO EXCHANGE / CONVERSION PRICE. The Exchange / Conversion Price will be subject to adjustment from time to time as provided in this Section 8.
(a)Adjustment of Exchange / Conversion Price upon Issuance of Issuer Common Stock. If and whenever on or after the Subscription Date, the Issuer (or the Company) publicly announces or the Issuer issues or sells, enters into a definitive, binding agreement pursuant to which the Issuer is required to issue or sell, or, in accordance with clauses (i) or (ii) this Section 8(a), is deemed to have issued or sold, any shares of Issuer Common Stock (including the issuance or sale of shares of Issuer Common Stock owned or held by or for the account of the Issuer, but excluding shares of Issuer Common Stock deemed to have been issued or sold by the Issuer in connection with clauses (i), (ii) and (iv) of the definition of Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Exchange / Conversion Price in effect immediately prior to such public announcement, issue or sale or deemed issuance or sale or entry into such a definitive binding agreement (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance the Exchange / Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Exchange / Conversion Price under this Section 8(a), the following shall be applicable:
(i)Issuance of Options If the Issuer in any manner grants or sells or enters into a definitive, binding agreement pursuant to which is required to grant or sell, or the issuer (or the Company) publicly announces the issuance or sale of, any Options and the lowest price per share for which one share of Issuer Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Issuer Common Stock shall be deemed to be outstanding and to have been issued and sold by the Issuer at the time of the granting or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the "lowest price per share for which one share of Issuer Common Stock is issuable upon the exercise of any such Options or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Issuer with respect to any one share of Issuer Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Issuer with respect to such one share of Issuer Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exchange / Conversion Price shall be made upon the actual issuance of such shares of Issuer Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Issuer Common Stock upon conversion or exchange or exercise of such Convertible Securities.
(ii)Issuance of Convertible Securities. If the Issuer in any manner issues or sells, or enters into a definitive, binding agreement pursuant to which is required to grant or sell or the Issuer (or the Company) publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Issuer Common Stock is issuable upon the conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Issuer Common Stock shall be deemed to be outstanding and to have been issued and sold by the Issuer at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the "lowest price per share for which one share of Issuer Common Stock is issuable upon the conversion or exchange or exercise thereof" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Issuer with respect to any one share of Issuer Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Issuer with respect to such one share of Issuer Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Exchange / Conversion Price shall be made upon the actual issuance of such shares of Issuer Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exchange / Conversion Price has been or is to be made pursuant to other provisions of this Section 8(a), no further adjustment of the Exchange / Conversion Price shall be made by reason of such issue or sale.
(iii)Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Issuer Common Stock increases or decreases at any time, the Exchange / Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Exchange / Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 8(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Issuer Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 8(a) shall be made if such adjustment would result in an increase of the Exchange / Conversion Price then in effect.
(iv)Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Issuer, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Issuer less any consideration paid or payable by the Issuer pursuant to the terms of such other securities of the Issuer, less (II) the Option Value of such Options. If any shares of Issuer Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Issuer therefor. If any shares of Issuer Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Issuer will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Issuer will be the Closing Sale Price of such publicly traded securities on the date of receipt of such publicly traded securities. If any shares of Issuer Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Issuer is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Issuer Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Issuer and the Required Holders. If such parties are unable to reach agreement within ten (10) Business Days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) Business Day following the Valuation Event by an independent, reputable appraiser jointly selected by the Issuer and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Issuer or the Company. Notwithstanding anything to the contrary contained herein, if any calculation pursuant to this Section 8(a)(iv) would result in a dollar value that is lower than the par value of the Issuer Common Stock, then such dollar value shall be deemed to equal the par value of the Issuer Common Stock.
(v)Record Date. If the Issuer takes a record of the holders of shares of Issuer Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Issuer Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Issuer Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Issuer Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
(vi)No Readjustments. For the avoidance of doubt, in the event the Exchange / Conversion Price has been adjusted pursuant to this Section 8(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the Exchange / Conversion Price be readjusted to the Exchange / Conversion Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.
(b)Adjustment of Exchange / Conversion Price upon Subdivision or Combination of Issuer Common Stock. If the Issuer at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Issuer Common Stock into a greater number of shares, the Exchange / Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Issuer at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Issuer Common Stock into a smaller number of shares, the Exchange / Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment under this Section 8(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(c)Voluntary Adjustment by Issuer. The Issuer may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Exchange / Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Issuer.
(9)NONCIRCUMVENTION. Each of the Company and the Issuer hereby covenants and agrees that it will not, by amendment of its organizational documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the

Holder of this Note. Without limiting the generality of the foregoing or any other provision of this Note or the other Transaction Documents, the Issuer (a) shall not increase the par value of any shares of Issuer Common Stock receivable upon conversion of this Note above the Exchange / Conversion Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Issuer Common Stock upon the conversion of this Note.
(10)RESERVATION OF AUTHORIZED SHARES.
(a)Reservation. From and after the Issuance Date, the Issuer shall reserve a number of authorized and otherwise unreserved shares of Issuer Common Stock to satisfy its obligation to issue shares of Issuer Common Stock upon exchange of this Note and the Other Notes equal to at least the number of shares of Issuer Common Stock issuable pursuant to the terms of the Notes equal to not less than 150% of the number of shares of Issuer Common Stock that the Holder and the holders of the Other Notes would be entitled to receive upon an exchange of the full Outstanding Amount of this Note and the Other Notes (without regard to any limitations on exchange set forth in Section 3(e) and analogous provisions set forth in the Other Notes) (the "Required Reserve Amount"). So long as any of this Note and the Other Notes are outstanding, the Issuer shall take all action necessary to reserve and keep available out of the Issuer's authorized and unissued Issuer Common Stock, solely for the purpose of effecting the exchange of this Note and the Other Notes, the Required Reserve Amount necessary to effect the exchange of all of the Notes then outstanding; provided, that at no time shall the number of shares of Issuer Common Stock so reserved be less than the Required Reserve Amount. The initial number of shares of Issuer Common Stock reserved for exchanges of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each Buyer at the Initial Closing Date (the "Authorized Share Allocation"). In the event that a holder shall sell or otherwise transfer this Note or any of such holder's Other Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation with respect to the portion of the Notes being transferred. Any shares of Issuer Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder, the remaining holders of Other Notes, pro rata based on the Principal amount of this Note and the Other Notes then held by such holders without regard to any limitations on exchanges set forth herein or therein.
(b)Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Issuer does not have a sufficient number of authorized and unreserved shares of Issuer Common Stock to satisfy its obligation to reserve for issuance upon exchange of the Notes at least a number of shares of Issuer Common Stock equal to the applicable Required Reserve Amount (an "Authorized Share Failure"), then the Issuer shall immediately take all action necessary to increase the Issuer's authorized shares of Issuer Common Stock to an amount sufficient to allow the Issuer to reserve the applicable Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Issuer shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Issuer Common Stock. In connection with such meeting, the Issuer shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Issuer Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Issuer is able to obtain the written consent of a majority of the shares of its issued and outstanding Issuer Common Stock to approve the increase in the number of authorized shares of Issuer Common Stock, the Issuer may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. If, upon any exchange of this Note, the Issuer does not have sufficient authorized shares to deliver in satisfaction of such exchange, then unless the Holder elects to rescind such attempted exchange, the Holder may require the Issuer to pay to the Holder within two (2) Trading Days of the applicable attempted exchange, cash in an amount equal to the product of (i) the number of shares of Issuer Common Stock that the Issuer is unable to deliver pursuant to this Section 10, and the greater of (x) the Closing Sale Price of the Issuer Common Stock and (y) the arithmetic average of the Closing Sale Prices of the Issuer Common Stock during the five (5) Trading Days, in each case, immediately preceding the applicable attempted exchange (or if any such date is not a Trading Day, the last Trading Day prior to such date).
(11)REDEMPTIONS.
(a)Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within two (2) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice; provided that upon a Bankruptcy Event of Default, the Company shall deliver the applicable Bankruptcy Event of Default Redemption Price in accordance with Section 5(c) (as applicable, the "Event of Default Redemption Date"). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(c), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within two (2) Business Days after the Company's receipt of such notice otherwise (such date, the "Change of Control Redemption Date"). The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Outstanding Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay a Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Outstanding Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company's receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Outstanding Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Outstanding Amount to be redeemed.
(b)Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b) or Section 6(c) or pursuant to corresponding provisions set forth in the Other Notes (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem, a pro rata amount from the Holder and each holder of the Other Notes based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period. The Holder shall have the right to determine whether this Note or any Other Note held by the Holder is redeemed first.
(c)Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible portion of the applicable Redemption Price that it can redeem on such date, pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to pay the balance of the applicable Redemption Price of this Note and the Other Notes, the Company shall use such assets, at the end of the then current fiscal quarter, to pay the balance of such Redemption Price of this Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Interest on the Principal amount of this Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note and the Other Notes. The Company shall pay to the Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price would reasonably be expected to result in personal liability to the directors of the Company.
(12)VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.
(13)GUARANTEE. This Note and the Other Notes are guaranteed to the extent and in the manner set forth in the Guarantee (as defined in the Securities Purchase Agreement).
(14)SECURITY; RANK. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries.
(15)NEGATIVE COVENANTS. Until all of the Notes have been exchanged, converted, redeemed or otherwise satisfied in full in accordance with their terms, neither the Company nor the Issuer shall, and none of the Company and the Issuer shall permit its respective Subsidiaries without the prior written consent of the Required Holders, directly or indirectly:
(a)Incur or guarantee, assume or suffer to exist any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness and, without limiting the generality of the foregoing, the Company shall not (i) create, authorize, Incur or issue any Indebtedness that ranks senior to, or pari passu with, the Notes and the Additional Notes or (ii) amend any Indebtedness that ranks junior to the Notes and the Additional Notes to rank senior to, or pari passu with, the Notes and the Additional Notes;
(b)allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company, the Issuer or any of their respective Subsidiaries (collectively, "Liens") other than Permitted Liens;
(c)redeem, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;
(d)redeem, prepay, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (including, without limitation Permitted Indebtedness other than this Note and the Other Notes), by way of payment in respect of principal of (or premium, if any) such Indebtedness. For clarity, such restriction shall not preclude the payment of regularly scheduled interest payments which may accrue under such Permitted Indebtedness;
(e)redeem or repurchase any Equity Interest of the Company, the Issuer or any of their respective Subsidiaries;
(f)declare or pay any cash dividend or other distribution on any Equity Interest of the Company, the Issuer or any of their respective Subsidiaries;
(g)make, any material change in the nature of its business as described in the Issuer's most recent Annual Report filed on Form 10-K with the SEC or, other than the Holding Company Reorganization and transactions contemplated by the CVR Term Sheet dated as of March 19, 2026, modify its structure or purpose; or
(h)encumber, license or otherwise allow any Liens on any Intellectual Property Rights, including, without limitation, any claims for damage by way of any past, present, or future infringement of any of the foregoing, in each case, other than Permitted Liens;
(i)enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, license, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate (other than the Lead Investor and its Affiliates), except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Company, the Issuer or any of their respective Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof;
(j)issue any Notes (other than as contemplated by the Securities Purchase Agreement), or issue any other securities that would cause a breach or default under the Notes; or
(k)the Company shall not (i) declare or make any Distribution, (ii) grant, issue or sell any Purchase Rights, (iii) issue any Company Common Stock or any securities convertible, exchangeable or exercisable into Company Common Stock, (iv) subdivide (by any unit split, unit dividend, recapitalization or otherwise) one or more classes of its outstanding Company Common Stock into a greater number of Company Common Stock or (v) combine (by combination, reverse unit split or otherwise) one or more classes of its outstanding

Company Common Stock into a smaller number of Company Common Stock, in each case, other than Excluded Securities; or
(l)the Issuer shall not issue any shares of Issuer Common Stock or any securities convertible, exchangeable or exercisable into Issuer Common Stock other than shares of Issuer Common Stock deemed to have been issued or sold by the Issuer in connection with any Excluded Securities.
(16)AFFIRMATIVE COVENANTS. Until all of the Notes have been exchanged, converted, redeemed or otherwise satisfied in full in accordance with their terms, each of the Company and the Issuer shall, and each of the Company and the Issuer shall cause each of its respective Subsidiaries to, unless otherwise contemplated by the Holding Company Reorganization or agreed to by the Required Holders, directly or indirectly:
(a)maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;
(b)maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, provided that, where any action or failure to act by the Lead Investor or any of its Affiliates pursuant to the First Amendment to Sublease Agreement or Letter Agreement contributed in whole or in part to an event that would otherwise constitute breach of this Section 16(b), no breach shall be deemed to have occurred or be continuing under this Section 16(b);
(c)take all action necessary or advisable to maintain all of the existing Intellectual Property Rights that are necessary or material to the conduct of its business in full force and effect;
(d)promptly, but in any event within one (1) Business Day, notify the Holder, the holders of the Other Notes and the Collateral Agent in writing whenever an Event of Default (an "Event of Default Notice") occurs and simultaneously with the delivery of such notice to the Holder which shall not contain any material, nonpublic information (other than in the case of the Lead Investor or any Holder that has consented to the receipt of material, nonpublic information);
(e)cause such Subsidiary formed on or after the Subscription Date to execute, and deliver to each holder of Notes a guaranty agreement substantially in the form of the Guarantee as requested by Required Holders, as applicable; and
(f)no earlier than 2 (two) Business Days prior to the Closing Date, provide the Excluded Investors (as defined in the Securities Purchase Agreement) with a written statement setting forth (a) the aggregate amount available for issuance and sale under the Issuer’s Sales Agreement with Leerink Partners LLC dated March 20, 2025, (b) the remaining capacity thereunder as of the Closing Date, and (c) any pending sales or commitments to sell under the such Sales Agreement that have not yet settled as of such date. The Company shall promptly notify the Excluded Investors (as defined in the Securities Purchase Agreement) in writing of any material change to such information occurring between the date of delivery of such statement and the Closing Date.

(17)VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company, the Issuer and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.
(18)TRANSFER. This Note, any shares of Issuer Common Stock issued upon exchange of this Note and any Company Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company or the Issuer, subject only to the provisions of Section 2(i) of the Securities Purchase Agreement.
(19)REISSUANCE OF THIS NOTE.
(a)Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d) and subject to Section 19(e)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 19(e) following exchange, conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.
(b)Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form (but without any obligation to post a surety or other bond) and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.
(c)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.
(d)Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest, if any, from the Issuance Date.
(e)Registration; Book-Entry. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the Principal amounts of the Notes (and stated interest thereon) held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment, transfer or sale on the Register. Upon its receipt of a request to assign, transfer or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 19, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary in this Section 19(e), the Holder may assign any Note or any portion thereof to an Affiliate of the Holder or a Related Fund of the Holder without delivering a request to assign or sell the Note to the Company and the recordation of such assignment, transfer or sale in the Register (a "Related Party Assignment"); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until the Holder has delivered a request to assign or sell the Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign, transfer or sell the Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment, transfer or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the "Related Party Register") comparable to the Register on behalf of the Company, and any such assignment, transfer or sale shall be effective upon recordation of such assignment, transfer or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon exchange or conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Outstanding Amount represented by this Note is being exchanged and/or converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in an Exchange Notice or Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, and Interest, if any, exchanged, converted and/or paid (as the case may be) and the dates of such exchanges, conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon exchange or conversion. If the Company does not update the Register to record such Principal and Interest exchanged, converted and/or paid (as the case may be) and the dates of such exchanges, conversions and/or payments (as the case may be) within two (2) Business Days of such occurrence, then the Register shall be automatically deemed updated to reflect such occurrence.
(20)REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit the Holder's or Collateral Agent’s right to pursue actual and consequential damages for any failure by the Company or the Issuer to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder or the Collateral Agent at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder's rights or remedies under such documents or at law or equity. Each of the

Company and the Issuer covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exchange, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). Each of the Company and the Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. Each of the Company and the Issuer therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(21)PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or the Issuer or other proceedings affecting the Company's or the Issuer's creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.
(22)CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company, the Issuer and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
(23)FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
(24)DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Exchange / Conversion Price or any Redemption Price, the Company and/or the Issuer, as applicable, shall pay the applicable Redemption Price that is not disputed or shall cause the Transfer Agent to issue to the Holder the number of shares of Issuer Common Stock that is not disputed, as applicable, and the Company and/or the Issuer, as applicable, submit the disputed determinations or arithmetic calculations via electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Exchange Notice, Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company and/or the Issuer, as applicable, are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company and/or the Issuer, as applicable, shall, within one (1) Business Day submit via electronic mail (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Holder and approved by the Company and/or the Issuer, as applicable,, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Exchange / Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company and/or the Issuer, as applicable,, such approval not to be unreasonably withheld, conditioned or delayed. The Company and/or the Issuer, as applicable,, at the Company's or the Issuer, as applicable, expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and/or the Issuer, as applicable, and the

Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
(25)NOTICES; PAYMENTS.
(a)Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company and/or the Issuer, as applicable, shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company and/or the Issuer, as applicable, shall give written notice to the Holder (i) immediately upon any adjustment of the Exchange / Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) Business Days prior to the date on which the Company and/or the Issuer, as applicable, closes its books or takes a record (A) with respect to any dividend or distribution upon the Issuer Common Stock, (B) with respect to any pro rata subscription offer to holders of Issuer Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
(b)Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions; provided, that the Holder, upon written notice to the Company, may elect to receive a payment of cash in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement). Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.
(26)CANCELLATION. After all Principal, any accrued Interest and any other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
(27)WAIVER OF NOTICE. To the extent permitted by law, each of the Company and the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.
(28)GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Company and the Issuer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the Company and the Issuer hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company or the Issuer in any other jurisdiction to collect on the Company's or the Issuer's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE COMPANY AND THE ISSUER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
(29)SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
(30)DISCLOSURE. Upon delivery by the Company or the Issuer to the Holder (or receipt by the Company or the Issuer from the Holder) of any notice in accordance with the terms of this Note, unless each of the Company and the Issuer has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company, the Issuer or any of their respective Subsidiaries, the Issuer shall contemporaneously with any such delivery (or on or prior to 8:30 a.m., New York city time on the Business Day following a notice from the Holder) publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company or the Issuer believes that a notice contains material, nonpublic information relating to the Company, the Issuer or any of their respective Subsidiaries, the Company or the Issuer shall so indicate in such notice to the Holder contemporaneously with delivery of such notice (or immediately upon receipt of notice from the Holder in a written notice), and in the absence of any such written indication in such notice (or notice from the Company or the Issuer immediately upon receipt of a notice from the Holder), the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company, the Issuer or any of their respective Subsidiaries. Nothing contained in this Section 30 shall limit any obligations of the Company, the Issuer, or any rights of the Holder, under Section 4(i) of the Securities Purchase Agreement.
(31)USURY. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest hereunder at a rate or in an amount which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate or amount which the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest hereunder at a rate or in an amount in excess of such maximum rate or amount, the rate or amount of interest under this Note shall be deemed to be immediately reduced to such maximum rate or amount and the interest payable shall be computed at such maximum rate or be in such maximum amount and all prior interest payments in excess of such maximum rate or amount shall be applied and shall be deemed to have been payments in reduction of the principal balance of this Note.
(32)ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. Each of the Company and the Issuer acknowledges and agrees that the Holder is not, by virtue of the Note or the transactions contemplated by the Transaction Documents, a fiduciary or agent of the Company, the Issuer and/or any of their respective Subsidiaries and that, to the extent any Holder of a Note is an entity other than the Lead Investor and its Affiliates, such Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company, the Issuer and/or any of their respective Subsidiaries or (b) refrain from trading any securities of the Company, the Issuer and/or any of their respective Subsidiaries while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, each of the Company and the Issuer acknowledges that, to the extent any Holder of a Note is an entity other than the Lead Investor and its Affiliates, such Holder may freely trade in any securities issued by the Company, the Issuer and/or any of their respective Subsidiaries, may possess and use any information provided by the Company, the Issuer and/or any of their respective Subsidiaries, as the case may be, in connection with such trading activity, and may disclose any such information to any third party.
(33)THE COLLATERAL AGENT.
(a)The Holder hereby confirms the appointment of Acquiom Agency Services LLC as the Collateral Agent for the benefit of the Holder under this Note and the other Notes Documents to serve from the date hereof until the termination of this Note.
(b)Duties as Collateral Agent. In addition to the duties set forth elsewhere in this Note, Collateral Agent shall have the sole and exclusive right and authority, and is hereby authorized (without obligation), to (i) file and prove claims and file other documents necessary or desirable to allow its claims with respect to any security interest, in any proceeding, or any other bankruptcy, insolvency or similar proceeding, (ii) act as collateral agent for the Holder for purposes of the perfection of the charge created by the Security Agreement and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral (as defined in the Security Agreement), (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the charge created or purported to be created by the Security Agreement (provided that, as applicable, the Collateral Agent shall take any of the foregoing actions as directed by the Required Holders so long as the Required Holders shall prepare any documentation required to be filed or executed in connection with such direction), (v) except as may be otherwise specified in any Note Document, exercise all remedies given to the Collateral Agent with respect to the Company, any Guarantor (as defined in the Security Agreement) or the Collateral, whether under the Note Documents, applicable law or otherwise and (vi) execute any amendment, consent or waiver under the Note Documents (as directed by the Required Holders) on behalf of any Holder that has consented in writing to such amendment, consent or waiver.
(c)Binding Effect. The Holder, by accepting the benefits of the Note Documents, agrees that (i) any action taken by the Collateral Agent in accordance with the provisions of the Note Documents, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Required Holders and (iii) the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holder and any of its permitted successors and assigns.
(d)Fees and Expenses; Indemnification.
(i)Subject to the cap set forth in Section 10(c) of the Security Agreement, the Company will pay to the Collateral Agent such reasonable and documented fees and expenses in respect of their services under this Note in accordance with the terms of the Agent Fee Letter. Subject to the cap set forth in Section 10(c) of the Security Agreement, the Company shall reimburse the Collateral Agent, and each of its agents and/or advisors, promptly for any duly documented costs and expenses that may be reasonably incurred by the Collateral Agent, or any of its agents and/or advisors, in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Note Document. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Collateral Agent’s agents, counsel, accountants and experts.
(ii)The Company agrees to defend, protect, indemnify and hold harmless the Collateral Agent and each other Indemnitee in accordance with Section 9(k) of the Securities Purchase Agreement.
(iii)To the extent that the Company fails to pay any amount required to be paid by it to the Collateral Agent or a related party thereof under clause (i) or (ii) above, Holder, together with the holders of the Other Notes, severally agrees to pay to the Collateral Agent such Holder’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent in its capacity as such. For purposes hereof, a Holder’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Notes at the time.
(e)Delegation of Rights and Duties. The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Note Document by or through any trustee, agent, employee, attorney-in-fact and any other person and, subject to Section 33(i), shall not be responsible or liable for the supervision of or negligence or willful misconduct of any such person appointed with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent).
(f)Changes or Termination of Agent. The Collateral Agent may resign at any time upon 10 days’ notice to the Company, the Holder and the holders of the Other Notes, and the Required Holders may remove or replace the Collateral Agent at any time upon 10 days’ notice by notifying the Company and the holders of the Notes. Upon any such resignation or replacement, the Required Holders shall have the right to appoint a successor collateral agent in consultation with the Company. Upon the acceptance of its appointment as Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring, replaced or removed Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. If no successor Collateral Agent shall have been appointed and shall have accepted such appointment, then on such 10th day (a) the retiring Collateral Agent’s resignation, replacement or removal shall become effective, (b) the retiring, replaced or removed

Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and (c) the Required Holders shall thereafter perform all duties of the Collateral Agent hereunder and under the other Note Documents until such time, if any, as the Required Holders appoint a successor Collateral Agent in consultation with the Company. The Collateral Agent shall have no liability or responsibility for any action or inaction of any successor Collateral Agent. Notwithstanding replacement of the Collateral Agent pursuant to this Section 33(f), the Holder’s obligations under Section 33 hereof will continue for the benefit of the retiring Collateral Agent.
(g)Use of Discretion.
(i)No Action Without Instructions. The Collateral Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is expressly required to take or omit to take (i) under any Note Document or (ii) pursuant to instructions from the Required Holders.
(ii)Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it, in its sole discretion, from the Required Holders (or, to the extent applicable and acceptable to the Collateral Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or any Affiliate thereof or (ii) that is, in the opinion of the Collateral Agent or its counsel, is contrary to any Note Document or applicable law. Except as otherwise expressly provided herein, the Collateral Agent shall not be under any obligation to take any action under the provisions of any Note Documents or any related documents, except upon the written instruction of the Required Holders.
(iii)Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Note Document, the authority to enforce rights and remedies hereunder and under the other Note Documents against the Company or the Guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Collateral Agent in accordance with the Note Documents for the benefit of all the Secured Parties, provided that the foregoing shall not prohibit (i) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit hereunder and under the Note Documents, (ii) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any of the Note Parties under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Collateral Agent, as the case may be, hereunder and under the other Note Documents, then in addition to the matters set forth in clause (ii) of the preceding proviso, any Secured Party may, with the consent of the Required Holders, enforce any rights and remedies available to it and as authorized by the Required Holders.
(h)Conclusive Reliance. The Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until it has received written notice that such Note has been transferred in accordance with the Note, (ii) consult with any of its agents and, whether or not selected by it, any other advisors, legal counsel, accountants and other experts (including advisors to, and accountants and experts engaged by, any Secured Party) and (iii) conclusively rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. The Collateral Agent need not investigate any statement, warranty or representation or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(i)Limitation of Liability. The Collateral Agent (or its agents) shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, the other parties hereto each hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraud, gross negligence or willful misconduct of the Collateral Agent or any of its agents (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing:
(i)the Collateral Agent shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Holders or for the actions or omissions of any of its agents selected with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent);
(ii)the Collateral Agent shall not be responsible to the Company, any Guarantor or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any charge created or purported to be created under or in connection with, this Note or any other Note Document;
(iii)the Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of the Company, the Guarantor or any other Person as to the existence or continuation or possible occurrence or continuation of any Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a written notice from the Company or any Guarantor describing such Event of Default clearly labeled “notice of default”;
(iv)no provision of this Note or any other Note Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it;
(v)the Collateral Agent shall not be liable for any error of judgment made in good faith by it unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, that the Collateral Agent was grossly negligent in ascertaining the pertinent facts;
(vi)every provision in any other Note Document relating to the respective conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Note;
(vii)as to any fact or matter the manner of ascertainment of which is not specifically described herein, the Collateral Agent shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent, as applicable, for any action taken or omitted to be taken by it in good faith in reliance thereon;
(viii)the Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its respective rights or powers;

(ix)the Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to any Note Document or any related document shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them under any Note Document or under any related document in good faith and in accordance with the advice or opinion of such counsel;
(x)the Collateral Agent shall not be bound to make any investigation into (A) the performance or observance by any Person of any of the covenants, agreements or other terms or conditions set forth in the Note Documents or in any related document, (B) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of any Note Document, any related document or any other agreement, instrument or document or (C) the value or the sufficiency of any Collateral;
(xi)in no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;
(xii)the respective rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by the Collateral Agent in each document related hereto to which it is a party;
(xiii)the Collateral Agent shall not have any duty or responsibility in respect of (A) any recording, filing, or depositing of any Note Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) the acquisition or maintenance of any insurance or (C) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral;
(xiv)the right of Collateral Agent to perform any discretionary act enumerated in any Note Document or any related document shall not be construed as a duty;
(xv)if the Collateral Agent requests instructions from the Note Parties with respect to any action or omission in connection with any Note Document or any related document, the Collateral Agent shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Collateral Agent shall have received written instructions from the Required Holders, as applicable, with respect to such request;
(xvi)in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent, and accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with applicable law;

(xvii)in no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations under the Note Documents or any related documents because of circumstances beyond their control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by the Note Documents or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Collateral Agent’s control whether or not of the same class or kind as specified above;
(xviii)the Collateral Agent shall not be liable for failing to comply with their respective obligations under the Note Documents or any related documents insofar as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required; and
(xix)except to the extent reimbursed under Section 14(d), the Collateral Agent shall not be required to take any action under the Note Documents or any related document if taking such action (A) would subject the Collateral Agent to a tax on a residency or similar basis in any jurisdiction where it is not then subject to such a tax, or (B) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.
(34)CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a)"Acquired Indebtedness" means, with respect to any specified Person:
(i)Indebtedness of any other Person existing at the time such other Person (a) is merged with or into (or consolidated or otherwise combined with the Company or any Subsidiary) or (b) became a Subsidiary of such specified Person, and
(ii)Indebtedness secured by a Lien encumbering any asset acquired by such specified Person,
(b)in each case, including Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.
(c)"Affiliate" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.
(d)“Agent Fee Letter” means that certain Agent Fee Letter, dated as of the date hereof, by and between the Company and Acquiom Agency Services LLC, as may be amended from time to time=.

(e)"Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Issuer, pursuant to which the Issuer's securities may be issued to any employee, officer or director for services provided to the Issuer.
(f)"Attribution Parties" means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Issuer Common Stock would or could be aggregated with the Holder's and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.
(g)    "Bloomberg" means Bloomberg Financial Markets.
(h)"Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.
(i)"Buyers" has the meaning ascribed to such term in the Securities Purchase Agreement.
(j)"Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Issuer Common Stock in which holders of the Company's or the Issuer, as applicable, voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the holders of a majority of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or the Issuer, as applicable. For the avoidance of doubt, none of the Holding Company Reorganization, the transactions contemplated by the CVR Term Sheet dated as of March 19, 2026 or any Post-Transaction Merger shall constitute a Change of Control.
(k)"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Issuer and the Holder. If the Issuer and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Issuer Common Stock during the applicable calculation period.
(l)"Closing Date" shall have the meaning set forth in the Securities Purchase Agreement, which date is any date the Company and the Issuer initially issued Notes pursuant to the terms of the Securities Purchase Agreement.
(m)“Collateral Agent” means Acquiom Agency Services LLC, in its capacity as collateral agent for the holders of the Notes and the other Secured Parties (as defined in the Security Agreement), together with its successors and permitted assigns in such capacity.
(n)"Company Common Stock" means (i) the Company’s common Stock, and (ii) any capital stock into which such Company Common Stock shall have been changed or any capital stock resulting from a reorganization, recapitalization or reclassification of such Company Common Stock.
(o)"Company Fundamental Transaction" means a Fundamental Transaction, directly or indirectly, related to the Company.
(p)"Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person Incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(q)"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Issuer Common Stock.
(r)"CVR Closing" means the closing of the transactions contemplated by the CVR Term Sheet dated as of March 19, 2026.
(s)"Eligible Market" means the Principal Market, the New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market, or the NYSE American.
(t)"Equity Interests" means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, Options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
(u)"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(v)"Exchange / Conversion Price" means, as of any Exchange Date or other date of determination, $0.6261 per share, subject to adjustment as provided herein.
(w)"Exchange Shares" means shares of Issuer Common Stock issuable by the Issuer pursuant to the terms of any of the Notes, including any related Interest so exchanged or redeemed, without regard to any limitation on exchange set forth in the Notes.
(x)"Excluded Securities" means any shares of Issuer Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) pursuant to the terms of the Notes or the Securities Purchase Agreement (excluding any securities of the Company or the Issuer issued or issuable pursuant to any subsequent placements or financing rounds with any investors other than the Lead Investor pursuant to Section 4(o)(iii) of the Securities Purchase Agreement); (iii) at or above the Applicable Price, pursuant to the terms of the Issuer’s Sales Agreement with Leerink Partners LLC dated March 20, 2025; and (iv) upon exchange, conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.
(y)“First Amendment to Sublease Agreement” means that First Amendment to Sublease Agreement, dated as of September 1, 2025, made by and between Senti Biosciences, Inc. and GeneFab, LLC.
(z)"Fundamental Transaction" means (A) that the Company or the Issuer shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or the Issuer is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or the Issuer or any of their respective "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company or the Issuer to be subject to or have the Issuer Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Issuer Common Stock, (y) 50% of the outstanding shares of Issuer Common Stock calculated as if any shares of Issuer Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Issuer Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Issuer Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Issuer Common Stock, (y) at least 50% of the outstanding shares of Issuer Common Stock calculated as if any shares of Issuer Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Issuer Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Issuer Common Stock, or (v) reorganize, recapitalize or reclassify the Issuer Common Stock, (B) that the Company or the Issuer shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Issuer Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Issuer Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Issuer Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Issuer Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Issuer Common Stock or other equity securities of the Issuer sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Issuer to surrender their shares of Issuer Common Stock without approval of the stockholders of the Issuer, (C) that the Issuer shall, directly or indirectly, through Subsidiaries or otherwise, cease to be the Company's managing member or cease to control the Company or (D) that the Company or the Issuer shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction; provided that, none of the Holding Company Reorganization, the transactions contemplated by the CVR Term Sheet dated as of March 19, 2026, or any Post-Transaction Merger shall constitute Fundamental Transactions.
(aa) "GAAP" means United States generally accepted accounting principles, consistently applied during the periods involved as in effect from time to time.

(bb) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(cc) "Holding Company Reorganization" has the meaning ascribed to such term in the Securities Purchase Agreement.

(dd) "Incur" (including, with correlative meaning, the term "Incurrence") means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

(ee) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced Incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or Incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(ff) "Initial Closing Date" has the meaning ascribed to such term in the Securities Purchase Agreement.

(gg) "Intellectual Property Rights" has the meaning ascribed to such term in the Security Agreement.

(hh) "Issuer" means (i) prior to the completion of the Holding Company Reorganization, Senti Biosciences, Inc., a Delaware corporation and (ii) from and after the completion of the Holding Company Reorganization, Senti Biosciences Holdings, Inc., a Delaware corporation.

(ii) "Issuer Common Stock" means (i) the Issuer's shares of common stock, par value $0.0001 per share, and (ii) any capital stock into which such Issuer Common Stock shall have been changed or any capital stock resulting from a reorganization, recapitalization or reclassification of such Issuer Common Stock.

(jj) "Issuer Fundamental Transaction" means a Fundamental Transaction, directly or indirectly, related to the Issuer.

(kk) "Lead Investor" means CPIF II-7 Limited, an exempted company incorporated under the laws of Cayman Islands, or any designee that is an Affiliate of Celadon Partners, LLC.

(ll) “Letter Agreement” means that certain Letter Agreement delivered to Senti Biosciences, Inc. on September 1, 2025 from GeneFab, LLC.

(mm) "Material Adverse Effect" has the meaning ascribed to such term in the Securities Purchase Agreement.

(nn) “Maximum Percentage” shall initially be set at the discretion of the Holder between 0% and 19.99%.

(oo) “Note Documents” means the (i) Notes, (ii) the Securities Purchase Agreement, (iii) the Security Agreement, (iv) each other agreement, instrument or document that creates or purports to create a lien or security interest in favor of the Collateral Agent for the benefit of the Secured Parties and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable Law) against the Company or any Guarantor as debtor in favor of the Collateral Agent for the benefit of the Secured Parties, as secured party, as any of the foregoing may be amended, restated, supplemented or modified from time to time, and (v) any other agreement, document or instrument entered into in connection with the foregoing.

(pp) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Issuer during the period beginning on the earlier of (A) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced and (B) the Trading Day prior to the execution of such definitive documentation, if any, and ending on the Trading Day immediately following the issuance of the applicable Option, (iv) a zero cost of borrow and (v) a 360 day annualization factor.

(qq) "Options" means any rights, warrants or options to subscribe for or purchase (i) shares of Issuer Common Stock or (ii) Convertible Securities.

(rr) "Outstanding Amount" means the sum of (A) the portion of the Principal to be exchanged, converted, redeemed or otherwise with respect to which this determination is being made, and (B) accrued and unpaid Interest, if any, with respect to such Principal.

(ss) "Permitted Indebtedness" means (i) Indebtedness evidenced by this Note and the Other Notes, (ii) trade payables Incurred in the ordinary course of business and consistent with past practice and (iii) Indebtedness solely to the extent secured by Permitted Liens described in clauses (iv) of the definition of Permitted Liens and which Indebtedness does not provide at any time for the redemption, payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until one hundred eighty one (181) days after the Maturity Date or later.

(tt) "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness Incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens Incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(xii) and (ix) Liens securing the Notes pursuant to the Security Agreement.

(uu) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any government or any department or agency thereof.

(vv) “Post-Transaction Merger” means any transaction between Senti Biosciences Holdings, Inc. and a counterparty pursuant to which Senti Biosciences, Inc. would be disposed of pursuant to a merger or similar transaction and the proceeds of which would be distributed to pre-transaction Senti Biosciences Holdings, Inc. stockholders .

(ww) "Principal Market" means The Nasdaq Capital Market.

(xx) "Pro Rata Amount" means a fraction (i) the numerator of which is the Original Principal Amount of the Holder's Note issued to the Holder pursuant to the Securities Purchase Agreement on the Initial Closing Date and (ii) the denominator of which is the aggregate Original Principal Amounts (as defined in this Note and the Other Notes) of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Initial Closing Date.

(yy) "Redemption Dates" means, collectively, the Event of Default Redemption Dates and the Change of Control Redemption Dates, as applicable, each of the foregoing, individually, a Redemption Date.

(zz) "Redemption Notices" means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(aaa) "Redemption Prices" means, collectively, the Event of Default Redemption Prices, the Bankruptcy Event of Default Redemption Price and the Change of Control Redemption Prices, each of the foregoing, individually, a Redemption Price.

(bbb) "Registrable Securities" has the meaning ascribed to such term in the Registration Rights Agreement.

(ccc) "Registration Rights Agreement" means that certain registration rights agreement, dated as of the Subscription Date, by and among the Company, the Issuer and the initial holders of the Notes relating to, among other things, the registration of the resale of the Issuer Common Stock issuable upon exchange of the Notes, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(ddd) "Registration Statement" has the meaning ascribed to such term in the Registration Rights Agreement.

(eee) "Related Fund" means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(fff) "Required Holders" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Notes.

(ggg) "SEC" means the United States Securities and Exchange Commission.

(hhh) "Securities Act" means the Securities Act of 1933, as amended.

(iii) "Securities Purchase Agreement" means that certain securities purchase agreement dated as of the Subscription Date by and among the Company, the Issuer and the investors listed on the signature pages attached thereto pursuant to which the Company and the Issuer issued the Notes, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(jjj) "Security Agreement" means that certain pledge and security agreement dated as of the Initial Closing Date by and among the Company, the Issuer and each of the other Grantors referred to therein, in favor of the Collateral Agent, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(kkk) "Stockholder Approval" has the meaning ascribed to such term in the Securities Purchase Agreement.

(lll) "Stockholder Approval Date" means the date the Stockholder Approval (as defined below) is obtained.

(mmm) "Stockholder Approval Meeting Deadline" has the meaning ascribed to such term in the Securities Purchase Agreement.

(nnn) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(ooo) "Subscription Date" means [•], 2026.

(ppp) "Subsidiary" means any entity in which the applicable Person, directly or indirectly, owns any capital stock or other Equity Interest.

(qqq) "Successor Entity" means any successor entity in a Fundamental Transaction in which the Company or the Issuer, as applicable, is not the survivor.

(rrr) "Trading Day" means any day on which the Issuer Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Issuer Common Stock on such day, then on the principal securities exchange or securities market on which the Issuer Common Stock is then traded.

(sss) "Transaction Documents" has the meaning ascribed to such term in the Securities Purchase Agreement.

(ttt) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" function, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or Pink Open Market (f/k/a OTC Pink) published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and/or the Issuer, as applicable, and the Holder. If the Company and/or the Issuer, as applicable, and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction relating to the Issuer Common Stock during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

SENTI HOLDINGS, INC.
By:
Name:
Title:

SENTI BIOSCIENCES, INC.
By:
Name:
Title:

SENTI BIOSCIENCES HOLDINGS, INC.

By:
Name:
Title:

AGREED AND ACCEPTED:

HOLDER
[____________]
By:
Name:
Title:

COLLATERAL AGENT
Acquiom Agency Services LLC, solely in its capacity as the Collateral Agent
By:
	Name:	Beth Cesari
	Title:	Director

EXHIBIT I

SENTI HOLDINGS, INC.]
SENTI BIOSCIENCES, INC.
SENTI BIOSCIENCES HOLDINGS, INC.

EXCHANGE NOTICE
Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Senti Holdings, Inc., a Delaware corporation (the "Company"), Senti Biosciences, Inc, a Delaware corporation and Senti Biosciences Holdings, Inc., a Delaware corporation (the "Issuer"). In accordance with and pursuant to the Note, the undersigned hereby elects to exchange the Outstanding Amount (as defined in the Note) of the Note indicated below into shares of Issuer Common Stock par value $0.0001 per share (the "Issuer Common Stock") of the Issuer as of the date specified below.

Date of Exchange:
Aggregate Outstanding Amount to be exchanged or number of Exchange Shares to be issued upon exchange:
Please confirm the following information:
Exchange / Conversion Price:
If Aggregate Outstanding Amount is provided above, number of shares of Issuer Common Stock to be issued:
Please issue the Issuer Common Stock into which the Notes are being exchanged to the Holder, or for its benefit, as follows:
☐ Check here if requesting delivery as a certificate to the following name and to the following address:
Issue to:

Address:
Electronic Mail:
☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT
Each of the Issuer and the Company hereby acknowledges this Exchange Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Issuer Common Stock in accordance with the Transfer Agent Instructions dated __________ __, 2026 from the Issuer and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

SENTI HOLDINGS, INC.
By:
Name:
Title:

SENTI BIOSCIENCES, INC.
By:
Name:
Title:

SENTI BIOSCIENCES HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT I

SENTI HOLDINGS, INC.
SENTI BIOSCIENCES, INC.
SENTI BIOSCIENCES HOLDINGS, INC.

CONVERSION NOTICE
Reference is made to the Senior Secured Convertible Note (the "Note") issued to the undersigned by Senti Holdings, Inc., a Delaware corporation (the "Company"), Senti Biosciences, Inc., a Delaware corporation and Senti Biosciences Holdings, Inc., a Delaware corporation (the "Issuer"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Outstanding Amount (as defined in the Note) of the Note indicated below into Company Common Stock par value $0.0001 per share (the "Company Common Stock") of the Company as of the date specified below.

Date of Conversion:
Aggregate Outstanding Amount to be converted or number of Company Common Stock to be issued upon conversion:
Please confirm the following information:
Exchange / Conversion Price:
If Aggregate Outstanding Amount is provided above, number of Company Common Stock to be issued:
Please issue the Company Common Stock into which the Notes are being converted to the Holder, or for its benefit, as follows:
Issue to:

Address:
Electronic Mail:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)

ACKNOWLEDGMENT
Each of the Company and the Issuer hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of Company Common Stock.

SENTI HOLDINGS, INC.
By:
Name:
Title:

SENTI BIOSCIENCES, INC.
By:
Name:
Title:

SENTI BIOSCIENCES HOLDINGS, INC.

By:
Name:
Title: